EXHIBIT 10.15

THIRD AMENDMENT TO

ALLERGAN, INC.

1989 INCENTIVE COMPENSATION PLAN

(AS AMENDED AND RESTATED, NOVEMBER 2000

AND AS ADJUSTED FOR 1999 STOCK SPLIT)

THIS THIRD AMENDMENT TO THE ALLERGAN, INC. 1989 INCENTIVE COMPENSATION PLAN (as amended and restated, November 2000 and as adjusted for 1999 stock split) (this “Third Amendment”), dated as of November 29, 2010, is made and adopted by Allergan, Inc. (the “Corporation”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

RECITALS

WHEREAS, the Corporation maintains the Allergan, Inc. 1989 Incentive Compensation Plan, as amended (the “Plan”);

WHEREAS, pursuant to Section 8.7(a) of the Plan, the Board of Directors of the Corporation (the “Board”) may amend the Plan at any time and from time to time; and

WHEREAS, the Board desires to amend the Plan as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that the Plan be amended as follows:

1.    Section 5.2(a) of the Plan is hereby amended and restated in its entirety as follows:

“(a) Except as provided in Section 8.2(b) hereof, the shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, alienated or encumbered until the restrictions are removed or expire;”

2.    Section 8.2(b) of the Plan is hereby amended and restated in its entirety as follows:

“(b) Any Stock Option or similar right (including a Stock Appreciation Right) granted to such Employee pursuant to the Plan shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during such Employee’s lifetime only by him or by his guardian or legal representative. No Incentive Award granted to such Employee and no right of such Employee under the Plan, contingent or otherwise, will be assignable or made subject to any encumbrance, pledge or charge of any nature except that, under such rules and regulations as the Committee may establish pursuant to the terms of the Plan, a beneficiary may be designated with respect to an Incentive Award in the event of death of such Employee. If such beneficiary is the executor or administrator of the estate of the Employee, any rights with respect to such

Incentive Award may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of such Employee.

Notwithstanding anything else in this Section 8.2(b), the Committee by express provision in the Incentive Award or an amendment thereto may permit an Incentive Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to such Employee, including but not limited to members of the Employee’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Employee’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Employee’s termination of employment or service with the Corporation to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Corporation’s lawful issue of securities.”

3.    This Third Amendment shall be effective as of the date hereof.

4.    This Third Amendment shall be and is hereby incorporated in and forms a part of the Plan.

5.    Except as set forth herein, the Plan shall remain in full force and effect.

I hereby certify that the foregoing Third Amendment was duly adopted by the Board of Directors of Allergan, Inc. on November 29, 2010.

Executed on this 29th day of November, 2010.

By:	/s/ Matthew J. Maletta
Name: Title:	Matthew J. Maletta Vice President, Associate General Counsel and Secretary